                            STATE OF MINNESOTA

                           ---------------------
                            SECRETARY OF STATE
                           ---------------------




                        CERTIFICATE OF INCORPORATION

    I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

    This corporation is now legally organized under the laws of Minnesota.

    Corporate Name: Olympic Financial, Ltd.

    Corporate Charter Number:  6P-396

    Chapter Formed Under:  302A

    This certificate has been issued on 03/08/1990.




[Seal]
                                                       /s/ Joan Anderson Growe
                                                       -------------------------
                                                           Secretary of State.

                         ARTICLES OF INCORPORATION

                                    OF

                          OLYMPIC FINANCIAL, LTD.




    That the undersigned incorporator, being a natural person(s) of full age of 18 years or more, and desiring to form a body corporate under Chapter 302A of the laws of the State of Minnesota hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Minnesota these ARTICLES OF INCORPORATION.

                                 ARTICLE I

                                   NAME

    The name of the corporation shall be Olympic Financial, Ltd.

                                ARTICLE II

                       REGISTERED OFFICE AND AGENT

    The registered office of the corporation shall be 1031 Mendota Heights Road, Mendota Heights, Minnesota 55120, and the name of the initial registered agent at such address is Jeffrey C. Mack. Either the registered office or the registered agent may be changed in the manner provided by law.

                               ARTICLE III

                              INCORPORATORS

    The name and address of each incorporator is as follows:

              Name                               Address

     James D. Atkinson III             1031 Mendota Heights Road
                                       Mendota Heights, MN 55120

                               ARTICLE IV

                                CAPITAL

    The aggregate number of shares which this corporation shall have the authority to issue is twenty-five thousand (25,000) shares each with $.01 par value, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be non-assessable.

                                 ARTICLE V

                       INITIAL BOARD OF DIRECTORS

    The initial board of directors of the corporation shall consist of four directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

                 NAME                            ADDRESS

            Jeffrey C. Mack             5001 Harriet Avenue South
                                        Minneapolis, MN 55419

            Walter L. Bush, Jr.         5704 Camelback Drive
                                        Edina, MN 55436

            Dennis E. Hecker             1880 Buckskin Drive
                                        Medina, MN 55391

            Douglas B. Tempas           10005 Amsden Way
                                        Eden Prairie, MN 55347


                                ARTICLE VI

                    LIMITATION OF DIRECTOR LIABILITY

    To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

    IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION, this 2 day of March, 1990.

                                    INCORPORATOR:

                                    /s/ James D. Atkinson
                                    ---------------------------
                                    James D. Atkinson III

STATE OF MINNESOTA)
                  ) ss.
COUNTY OF DAKOTA  )

    I, the undersigned, a notary public, hereby certify that on the 2nd day of March, 1990, the above-named incorporator personally appeared before me and being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporator, and that the statements therein contained are true.

    WITNESS my hand and official seal.



                                        /s/ Tracy A. Westemeier
                                        ---------------------------
                                        Notary Public

TRACY A. WESTEMEIER
NOTARY PUBLIC-MINNESOTA
HENNEPIN COUNTY
My commission expires 10-20-92

                                        STATE OF MINNESOTA
                                        DEPARTMENT OF STATE
                                               FILED
                                             MAR 8 1990
                                      /s/ Joan Anderson Growe
                                         Secretary of State

                                                    > See instructions at bottom
                                                      of page for completing
                                                      this form.

[SEAL]                        State of Minnesota
                       Office of the Secretary of State

                    MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES

-------------------------------------------------------------------------------
Corporate Name
Olympic Financial Ltd.
-------------------------------------------------------------------------------
Date of Adoption of Amendments/Modifications
March 26, 1990
-------------------------------------------------------------------------------
Effective Date, if any, of Amendments/Modifications*
March 26, 1990
-------------------------------------------------------------------------------
Amendments/Modifications Approved by Corporate:
                              / / Shareholders  /X/ Incorporators / / Directors
-------------------------------------------------------------------------------

   No shares have been issued
Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

                                  ARTICLE II

                         Registered Office and Agent

   The registered office of the corporation shall be 7825 Washington Avenue South, Suite 545, Minneapolis, Minnesota 55439, and the name of the initial registered agent at such address is Jeffrey C. Mack. Either the registered office or the registered agent may be changed in the manner provided by law.

*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                                      Signed: /s/ James D. Atkinson III
                                              -----------------------------
                                               James D. Atkinson III

                                      Position: Sole Incorporator
                                                ---------------------------

STATE OF MINNESOTA       )            The foregoing instrument was acknowledged
                         ) ss.
County of Dakota         )            before me on this 26th day of March, 1990.


  (Notarial    TRACY A. WESTEMEIER
     Seal)     NOTARY PUBLIC-MINNESOTA              /s/ Tracy A. Westemeier
               HENNEPIN COUNTY                    ------------------------------
               My commission expires 10-20-92           (Notary Public)



-------------------------------------------------------------------------------
               INSTRUCTIONS                    FOR USE BY SECRETARY OF STATE

1. Type or print with dark black ink.

2. Filing Fee: $15.00.                                STATE OF MINNESOTA
                                                     DEPARTMENT OF STATE
3. Make check for the filing fee payable                    FILED
   to the Secretary of State.                            APR 06 1990

4. Mail or bring completed form to:                /s/ Joan Andersen Growe
     Secretary of State                               Secretary of State
     Corporation Division
     180 State Office Building
     St. Paul, MN 55155
     (612) 296-2803

                             ARTICLES OF AMENDMENT
                                       OF
                         THE ARTICLES OF INCORPORATION
                                       OF
                             OLYMPIC FINANCIAL LTD.

    The undersigned, President and Chief Executive Officer of Olympic Financial Ltd., a Minnesota corporation, hereby certifies that the shareholders of the Corporation, acting pursuant to Minnesota Statutes 302A.441, on January 18, 1991, did by written action adopt the Restated Articles of Incorporation of the Corporation in the form attached hereto as Exhibit A; and that such Restated Articles of Incorporation were designated to supersede and take the place of the original Articles of Incorporation and all amendments thereto.

    IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of Olympic Financial Ltd. this 18 day of January, 1991.

                                       /s/ JEFFREY C. MACK
                                     --------------------------------------
                                     Jeffrey C. Mack
                                     President and Chief Executive Officer

Avron L. Gordon
BRIGGS AND MORGAN, P.A.
2400 IDS Center
Minneapolis, MN 55402

                                   EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             OLYMPIC FINANCIAL LTD.

    The following Restated Articles of Incorporation are adopted by Olympic Financial Ltd. to restate and supersede its existing Articles of Incorporation, effective upon filing with the Minnesota Secretary of State:

                                   ARTICLE 1

    NAME: The name of this Corporation shall be OLYMPIC FINANCIAL LTD.

                                   ARTICLE 2

    REGISTERED OFFICE: The address of the Corporation's registered office in the State of Minnesota is 7845 Washington Avenue So., Minneapolis, Minnesota 55439-2444.

                                   ARTICLE 3

    AUTHORIZED SHARES: The authorized capital stock of this Corporation shall consist of (i) 3,000,000 shares of Common Stock, par value $.01 per share; and (ii) 47,000,000 undesignated shares of a par value of $.01 per share which may be issued in more than one class or series when authorized by the Board of Directors of the Corporation.

    3.1 The Board of Directors may, from time to time, establish by resolution in the manner prescribed by law, different classes or series of shares and may fix the relative rights and preferences of said shares in any class or series.

    3.2 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

    RECLASSIFICATION AND SPLIT OF OUTSTANDING SHARES. The outstanding capital stock of this Corporation on the effective date of these Restated Articles of Incorporation, consisting of 1,000 shares of Common Stock, are hereby split and reclassified into 3,000,000 shares of

Common Stock, $.01 par value per share. Each share of Common Stock of the Corporation outstanding immediately preceding prior to the effective date of these Restated Articles of Incorporation shall, pursuant to this reclassification and without further action by the Corporation, be converted into 3,000 shares of Common Stock, $.01 par value per share.

                                   ARTICLE 4

    CERTAIN SHAREHOLDER RIGHTS: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights.

                                   ARTICLE 5

    WRITTEN ACTION BY BOARD: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the Board of Directors.

                                   ARTICLE 6

    NONLIABILITY OF DIRECTORS FOR CERTAIN ACTIONS: To the full extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                                  STATE OF MINNESOTA
                                                  DEPARTMENT OF STATE
                                                         FILED
                                                      JAN 23 1991
                                                /s/ Joan Anderson Growe
                                                   Secretary of State

                                                                      ORIGINAL

                   STATEMENT OF DESIGNATION OF CLASS, SERIES
                            PREFERENCES AND RIGHTS
                                      OF
              12% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                                      OF
                            OLYMPIC FINANCIAL LTD.


     OLYMPIC FINANCIAL LTD., a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Section 302A.401, Subd. 3 of the Minnesota Business Corporation Act, does hereby certify:

     (i) The Articles of Incorporation of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue as 50,000,000 designated as follows: (a) 3,000,000 shares, par value $.01 per share, designated as Common Stock; and
(b) 47,000,000 shares which are undesignated, $.01 par value.

     (ii) The Articles of Incorporation of the Corporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of shares from time to time in one or more classes or series, with such designations, preferences, limitations, and relative rights as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares and adopted by the Board of Directors pursuant to the authority given as provided by the Minnesota Business Corporation Act and not inconsistent with the provisions of the Articles of Incorporation.

     (iii) Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors by action duly taken in writing effective January 24, 1991, as amended February 1, 1991, authorized and adopted a resolution providing for designation and issuance of its 2,040,000 shares of 12% Cumulative Convertible Preferred Stock, Series A of the Corporation, and the following is a true copy of such resolution:

     12% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
     ----------------------------------------------------

     RESOLVED, that the Board of Directors does hereby provide for the issue of the following class consisting of 2,040,000 shares of the Corporation's preferred stock (the "Preferred Stock"), to be designated as "12% Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred").

     The voting powers, designations, preferences, relative, participating, optional, conversion and other special rights, and qualifications, limitations and restrictions of the Series A Preferred are as follows:

     1. DESIGNATION OF THE SERIES; PARITY. There shall be a series of Preferred Stock designated as "12% Cumulative Convertible Preferred Shares, Series A", par value $.01 per share, consisting of up to 2,040,000 shares. The Series A Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, no par value per share (the "Common Stock"). All equity securities of the Corporation to which the Series A Preferred ranks prior with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Junior Stock;" all equity securities of the Corporation with which the Series A Preferred ranks on a parity are herein collectively referred to as "Parity Stock;" and all equity securities of the Corporation to which the Series A Preferred or Parity Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Stock."

     2. DIVIDENDS. For the purposes of this Section 2, the last day of the month following the month in which Preferred Stock is originally issued and, thereafter, the last day of each month on which any Series A Preferred shall be outstanding shall be deemed to be a "Dividend Payment Date." The holders of Convertible Preferred Shares shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available therefor, cumulative preference dividends at the rate of 12% per year on each share of Series A Preferred (based on $10 per each Series A Preferred share) and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable ratably on each Dividend Payment Date, except that if any Series A Preferred shall be issued to a holder other than on the first day of a month, the dividend payable to such holder for the month in which such Series A Preferred was issued shall be pro rated on the basis of a 30-day month. Dividends on each share of Series A Preferred shall accumulate and be cumulative until payment from and after the date of issuance of such Series A Preferred. The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the last day of the month immediately preceding the relevant Dividend Payment Date. The record date for the payment of dividends on the Series A Preferred shall in no event be more than thirty-one (31) nor less than ten (10) days prior to a Dividend Payment Date.

     When dividends are not paid in full upon all shares of Parity Stock, all dividends declared upon shares of Parity Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Parity Stock bear to each other the same ratio that the accumulated dividends per share on the shares of Parity Stock bear to each other. Unless full cumulative dividends on the Parity Stock have been paid or set aside for payment: (i) no dividends, whether in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any Junior Stock of the Corporation (other than dividends or distributions in Junior Stock);
(ii) no Parity Stock may be (A) redeemed pursuant to a sinking fund or otherwise (unless all the Parity Stock is redeemed or a pro rata redemption is made from all holders of Parity Stock, the amount allocable to each series of such Stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each to be redeemed only on a pro rata basis) or (B) purchased or otherwise acquired for any consideration by the Corporation except pursuant to an acquisition or offer made on the same terms to all holders of Parity Stock; and (iii) no stock ranking junior to the Parity Stock as to dividends may be acquired for consideration except by conversion into, exchange for, or out of the cash proceeds from, the substantially cor current offering of Junior Stock.

     3. VOTING. Except as hereinafter in this Section 3 expressly provided or as otherwise required by law, the Series A Preferred shall have no voting power.

     If at the time of any regular or special meeting of stockholders for the election of directors a default in (a) the payment of preference dividends on any series of the Preferred Stock, or (b) the mandatory redemption of Preferred Stock pursuant to Section 4(b) (either of such defaults hereinafter referred to as a "Default") shall exist and be continuing, the number of directors constituting the Board of Directors of the Corporation shall be increased by one hundred percent (100%) plus one (1) director (such additional directors referred to as the "Preferred Directors"), and the holders of the Series A Preferred, together with the holders of any other series or class of Preferred Stock similarly entitled to vote and in respect of which a Default exists, shall have the right at such meeting, voting together as a single class without regard to series to the exclusion of the holders of Common Stock, to nominate and elect the Preferred Directors. Such right to nominate and elect the Preferred Directors shall continue until such time as the Default shall be cured. Effective as of such cure (i) each of the Preferred Directors shall forthwith resign as a director of the Corporation and (ii) the number of directors constituting the Board of Directors of the corporation shall be reduced accordingly. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Series A Preferred, together with that of the holders of any other series or class of Preferred Stock similarly entitled to vote and in respect of which a Default exists, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock at a meeting of the stockholders called for that purpose. So long as a Default shall exist, any vacancy in the office of a Preferred Director may be filled by a successor elected by the vote of the holders of the outstanding shares of Series A Preferred together with that of the holders of any other series or class of Preferred Stock similarly entitled to vote and in respect of which a Default exists, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock at any meeting of the stockholders. For the purposes hereof, a "Default" shall be deemed to have occurred whenever the amount of accrued, cumulative, unpaid dividends upon any series of the Preferred Stock shall be equivalent to six (6) monthly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued and cumulative dividends on all shares of each and every series of parity stock then outstanding shall have been paid, or a sufficient sum set apart for the payment of such dividends, to and including the last preceding Dividend Payment Date.

    In addition, as long as any shares of Series A Preferred are outstanding, the affirmative vote of the holders of a majority of the outstanding shares of all of the Series A Preferred, together with that of the holders of a majority of the outstanding shares of any other series or class of Preferred Stock similarly entitled to vote, voting together as a single class, shall be required for any action by the Corporation to (i) amend, alter or repeal any of the preferences or rights of the holders of the Series A preferred in a manner which would adversely affect the rights of such holders, or (ii) create any series of the Preferred Stock ranking senior to the Series A Preferred as to dividends or liquidation rights.

    The holders of record of Series A Preferred shall also be entitled to vote as a class (the affirmative vote or consent of a majority of the outstanding Shares of Series A Preferred being required) on any reclassification of the Series A Preferred and to vote on any matter with respect to which a class vote by the Parity Stock or the Series A Preferred shall be expressly required by applicable law and on any other matter with respect to which the Corporation's Board of Directors shall direct that the Parity Stock or the Series A Preferred is to be voted as a separate class. A class vote on the part of the Parity Stock (including the Series A Preferred) shall be required for the authorization and issuance of Senior Shares Parity Stock. A class vote shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (i) the authorization, issuance or increase in the authorized amount of Junior Stock; (ii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation; or (iii) any merger, exchange, or consolidation involving the Corporation, provided that the successor corporation assumes all of the obligations of the Corporation with respect to the Series A Preferred or Parity Stock.

    4. REDEMPTION.

       (a) OPTIONAL REDEMPTION. Any or all of the Series A Preferred may be redeemed, at the option of the Corporation and to the extent funds are legally available therefor, as a whole at any time or in part from time to time, during the following periods and redemption prices per Share (the "Redemption Price") plus cumulative unpaid dividends:

    First year following date of issuance................$12.20
    Second year following date of issuance...............$14.40
    Third year following date of issuance................$16.60
    Fourth year following date of issuance...............$18.80
    Fifth year following date of issuance................$21.00

On and after the fifth anniversary of the issuance of Series A Preferred to any holder, the Series A Preferred may be redeemed from such holder, at the option of the Corporation, as a whole at any time or in part from time to time, at $12.50, in each case plus all accumulated and unpaid dividends (whether or not declared or due), plus accrued interest, to the date of redemption.

    No sinking fund shall be established for the Series A Preferred.

    Notice of any proposed redemption of Series A Preferred shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the Series A Preferred to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty
(30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive payment of the Redemption Price, (iv) the Shares of Series A Preferred to be redeemed and (v) the then effective Conversion Rate and that the right of holders of Series A Preferred being redeemed to exercise their conversion right shall terminate as to such Shares at the close of business on the Redemption Date. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

    If less than all outstanding shares of Series A Preferred are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method. If full cumulative dividends on the Series A Preferred have not been paid or declared and set apart for payment, the Series A Preferred may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Preferred, except as set forth herein. On and after the Redemption Date, dividends will cease to accumulate on shares of Series A Preferred called for redemption, provided that the Redemption Price has been duly paid or provided for.

    The holder of any Series A Preferred redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such Shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such Shares of Series A Preferred and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Shares of Series A Preferred to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any Series A Preferred after its Redemption Date.

    At the close of business on the Redemption Date for any Series A Preferred, such Share shall (provided the Redemption Price of such Share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the Redemption Date for such Share

(including all rights to receive future dividends with respect to such Share) except for the right to receive the Redemption Price, without interest, for such Share in accordance with the provisions of this Section 4, subject to applicable escheat laws.

    In the even that any Shares of Series A Preferred shall be converted into Common Stock pursuant to Section 6, then (i) the Corporation shall not have the right to redeem such Shares, and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such Shares shall be returned to the Corporation immediately after such conversion (subject to dividends payable to holders of Series A Preferred on the record date for such dividends being so payable regardless of whether such Shares are converted subsequent to such record date and prior to the related Dividend Payment Date).

    Subject to Section 2 hereof, the Corporation shall have the right to purchase any Shares of Series A Preferred in the public market or in private transactions directly from the owner of such Shares on such terms as may be agreeable to such owner, provided that a comparable offer shall be made in writing by the Corporation to each other person then owning Series A Preferred. Except as provided in this paragraph, Shares of Series A Preferred may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell his stock to the Corporation and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right in favor of any other stockholder to sell any Series A Preferred (or any other stock) to the Corporation.

       (b) MANDATORY REDEMPTION AT REQUEST OF HOLDERS. In the event that the Corporation has not become a "publicly-held" corporation as defined herein at any time prior to the fifth anniversary of the issuance of Series A Preferred to a holder (the "Mandatory Redemption Date") the holders of Series A Preferred will be entitled to require the Corporation to redeem their shares of Series A Preferred at a price of $12.50 (the "Mandatory Redemption Price") for each Share of Series A Preferred tendered for redemption, plus accrued and unpaid dividends. The Corporation shall give written notice to each holder of Series A Preferred within thirty (30) days following such fifth anniversary of either (a) its having achieved publicly-held status within said five-year period; or (b) the right of the holders of the Series A Preferred shares to require redemption pursuant to this 4(b). A holder of the Series A Preferred may exercise his right to require the Corporation to purchase all, but not less than all, of his shares by giving written notice to the Corporation not more than sixty (60) days after the Mandatory Redemption Date. Within ninety (90) days following receipt of such notice, the Corporation shall redeem the Shares of those holders who have (i) given notice of redemption as provided herein, and (ii) tendered their Shares for redemption. For purposes of this section, the term "publicly held" shall mean
(i) that the Corporation or any successor to the Corporation pursuant to a reorganization transaction has either sold its Common Stock or Preferred Stock pursuant to a registration statement under the Securities Act of 1933, as amended, or an exemption therefrom; provided that the Corporation or such successor has become a reporting company under the provisions of Sections 12, 13 or 15(d) of the Securities and Exchange Act of 1934, or (ii) that the Corporation's Common Stock or Preferred Stock are traded on any recognized stock exchange in the United States or are included in the National Association of Securities Dealers, Inc. NASDAQ system.

     If the Corporation is unable, on or after the Mandatory Redemption Date, to effect a redemption of all of the Series A Preferred tendered to it for Mandatory Redemption and to pay the Mandatory Redemption Price therefor, because it is legally unable to do so under applicable laws, it shall so notify all holders of the Series A Preferred. The Corporation shall thereafter continue to use its best efforts to acquire capital sufficient to enable it to effect such redemption at the Mandatory Redemption Price. If, within ninety (90) days following the Mandatory Redemption Date, and after using such best efforts, the Corporation is unable to redeem all of the Series A Preferred which have been tendered to it at the Mandatory Redemption Price, but has funds which would enable it to pay a portion of such price, it shall so notify in writing the holders of the Series A Preferred. Upon the affirmative vote of not less than two-thirds of the holders of the Series A Preferred who have tendered their shares for redemption taken at a special meeting of such holders or evidenced by their written consent, such holders may consent to a redemption price for such shares which is less than the Mandatory Redemption Price. After such lesser redemption price is established, any holder of Series A Preferred may tender his shares for redemption at such lesser price for a period of sixty (60) days following the date of such notice. Any holder of Series A Preferred who does not elect to tender shares for redemption at such lesser price may, at such holder's option: (i) retain such Series A Preferred and continue to receive the dividend specified in Section 2; or (ii) convert the Series A Preferred into Conversion Stock of the corporation as provided in Section 6 hereof. If such non-tendering holder elects to continue receiving the preference dividend as provided in the preceding sentence, the Corporation shall use its best efforts to continue to acquire the capital necessary to enable the Corporation to effect a redemption at the Mandatory Redemption Price.

     5. SHARES TO BE RETIRED. All shares of Series A Preferred redeemed by the Corporation shall be retired and canceled and shall be restored to he status of authorized but unissued shares, without designation as to class or series, and may thereafter be issued by the Corporation as designated by the Board of Directors.

     6. CONVERSION PRIVILEGE. Except as provided in Section 4(b), at such time as the Corporation is publicly-held as defined above, the holder of any Series A Preferred shall have the right at such holder's option (but if such Shares or portion thereof are called for redemption, then in respect of such Shares or portion thereof the conversion privilege shall expire on the close of business on the tenth day preceding the date fixed for such redemption so long as there has been no default of payment of the redemption price) to convert each Share of Series A Preferred, into one fully paid and nonassessable share of Common Stock (the "Conversion Rate"). The Corporation may waive the condition of this

Section that the Corporation be publicly-held prior to election by a holder of the conversion right; provided, however, that such waiver shall extend under similar circumstances to all holders of Series A Preferred. The Conversion Rate shall be subject to adjustment as set forth below.

     In order to exercise the conversion privilege, the holder of Shares of Series A Preferred shall surrender such Shares, accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer the Shares of Series A Preferred being converted, to the Corporation free of any adverse interest, at the registered office of the Corporation (or at any other office designated by the Board of Directors) and shall give written notice to the Corporation at such office that the holder elects to convert such Shares or the portion thereof specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock shall be issuable on such conversion. As promptly as practicable after the surrender of such Shares of Series A Preferred as aforesaid, the Corporation shall issue and shall deliver at such address or addresses to such holder, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Shares or portion thereof in accordance with the provisions hereof and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled in cash as provided below. Remainder certificates will be issued for the remaining Shares of Series A Preferred in any case in which fewer than all of the Shares of Series A Preferred represented by a certificate are converted.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which Shares of Series A Preferred shall have been so surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time. No payment or adjustment shall be made on conversion for any dividends accrued on Shares of Series A Preferred surrendered for conversion or for any dividends on the Common Stock delivered on conversion. Effective as of any such conversion, the Corporation shall be excused from paying any dividends on the Shares of Series A Preferred converted, including any dividends past due at the time of conversion; provided, that if a Share of Series A Preferred is surrendered for conversion after the record date for a dividend payment, such dividend shall nevertheless be paid on such Shares in the normal course.

     No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Share or Shares, the Corporation shall make an adjustment therefor to the nearest 1/100th of a share in cash at the last reported sale price regular way of the Common Stock on the principal stock exchange on which the Common Stock is listed (or, if the Common Stock is not listed on an exchange, on the principal market for the Common Stock or the fair market value of Common
Stock as determined in good faith by the Board of Directors) at the close of business on the business day next preceding the day of conversion.

     The Corporation will reserve and keep available, free from preemptive rights, out of its authorized capital stock, solely for the purpose of delivery of shares of Common Stock of the Corporation upon conversion of the Series A Preferred, a number of shares of Common Stock of the Corporation as would be deliverable upon the conversion of all of the Series A Preferred then outstanding or issuable upon conversion of any other convertible securities of the Corporation then outstanding.

     The Conversion Rate shall be adjusted from time to time as follows:

          a. In case the Corporation shall at any time or from time to time declare or pay any dividend on this Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred is convertible shall be adjusted so that the holder of each Share of Series A Preferred shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock into which such Share was convertible immediately prior to the occurrence of such event by (ii) a fraction, the numerator of which is the sum of (A) the number of shares of Common Stock into which such Share was convertible immediately prior to the occurrence of such event plus (B) the number of Shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such Share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (A) above. An adjustment made pursuant to this paragraph shall become effective (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (ii) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

          b. In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each Share of the Series A Preferred is convertible shall be adjusted so that the holder of each Share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock into which such Share was convertible immediately prior to the occurrence of such event by (ii) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such Share been converted immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares into which such Share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

    c. If any capital reorganization of the Corporation, exchange, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, consolidation, exchange, merger or sale, and subject to Section 7 below, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of Series A
Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, consolidation, exchange, merger or sale not taken place, plus all dividends unpaid and accumlated or accrued thereon, plus accrued interest on said dividends, to the date of such reorganization, consolidation, exchange, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Rate and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory to the holders of Series A Preferred executed and mailed to the holders appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

    d. Upon any adjustment of the Conversion Rate, then and in each case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to the holders of Series A Preferred, at the address of such holders as shown on the books of the Corporation, which notice shall state the Conversion Rate resulting from such adjustment and increase or decrease, if any, in the number of shares receivable at such rate upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

    7. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up the Corporation (for the purposes of this Section 7, a "Liquidation"), before any distribution of assets shall be made to the holders of any Junior Stock of the Corporation, the holder of each Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $10.00 per share, plus all dividends (whether or not declared or due), accumulated and unpaid on such Shares, together with any accrued interest, on the date fixed for the distribution of assets of the Corporation to the holders of Series A Preferred.

    If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series A Preferred, and any classes of Parity Stock any other classes of stock ranking on a parity upon liquidation with the Parity Stock issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Series A Preferred and all other such stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series A Preferred in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the Holders of the Series A Preferred shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series A Preferred, all Parity Stock and all other stock ranking on a parity with the Parity Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

    The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation for value (unless in connection therewith the Liquidation of the Corporation is specifically approved) or the merger or consolidation of the Corporation into or with the other Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Section 7.

    The holder of any Shares of Series A Preferred shall not be entitled to receive any payment owed for such Shares under this Section 7 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such Shares of Series A Preferred and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Shares of Series A Preferred to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon liquidation after the due date thereof, provided that the Corporation has duly provided therefor.

    After the payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred will not be entitled to any further participation in any distribution of assets by the Corporation.

    8. LIMITATION ON DIVIDENDS ON JUNIOR STOCK. So long as any Series A Preferred shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends of distribution of assets junior to the Series A Preferred or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purpose, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections (a) and (b) of this Section shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

         (a) Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

         (b) The Corporation shall not be in default or in arrears with respect to any purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

    9. DEPOSIT OF FUNDS. The Corporation may provide funds for any payment of the Redemption Price for any Shares of Series A Preferred or any amount distributable with respect to any Shares of Series A Preferred under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and having its principal place of business in Minneapolis/St. Paul, Minnesota or New York, New York, in trust for the benefit of the holder of such Shares of Series A Preferred under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such Shares of Series A Preferred which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

     Any payment which may be owed for the payment of the Redemption Price for any Shares of Series A Preferred pursuant to Section 4 or the payment of any amount distributable with respect to any Shares of Series A Preferred under Section 6 shall be deemed to have been "paid or properly provided or" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

     10. STATUS OF REACQUIRED SERIES A PREFERRED. Shares issued and reacquired by the Corporation (including Shares of Series A Preferred which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, subject to later issuance.

     11. PREEMPTIVE RIGHTS. The Shares of Series A Preferred are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     FURTHER RESOLVED, that Jeffrey C. Mack, Chief Executive Officer of the Corporation, is hereby authorized and directed to prepare, execute, acknowledge, and file a statement with the Secretary of State of Minnesota, setting forth the name of the Corporation and the text of this resolution and certifying (1) the adoption of the resolution by written consent of a majority of the directors and (2) the date of adoption; and

     FURTHER RESOLVED, that Jeffrey C. Mack is hereby authorized and directed
(1) to prepare, execute, acknowledge, and file any other document or instrument necessary to establish and designate the Corporation's Series A Preferred and (2) to do or cause to be done any other action necessary to establish and designate such class and series and fix the relative rights and preferences thereof; and

     FURTHER RESOLVED, that this resolution be effective when the statement is filed with the Secretary of State, at which time shares of Series A Preferred of the Corporation may be issued.

     IN WITNESS WHEREOF, Olympic Financial Ltd. has caused this certificate to be signed by its President this 1st day of February, 1991.

                                                  Olympic Financial Ltd.



                                                  By /s/ Jeffrey C. Mack
                                                    --------------------------
                                                    Jeffrey C. Mack




Avron L. Gordon, Esq.
BRIGGS AND MORGAN, P.A.
2400 IDS Center
80 South Eighth Street
Minneapolis, MN 55402


                                                      STATE OF MINNESOTA
                                                      DEPARTMENT OF STATE
                                                             FILED
                                                          FEB 6 1991
                                                      /s/ Joan Anderson Growe
                                                         Secretary of State

         [SEAL]              State of Minnesota
                      Office of the Secretary of State

                            Notice of Change of
                   Registered Office -- Registered Agent or Both
                                     by

-------------------------------------------------------------------------------
Name of Corporation
                        OLYMPIC FINANCIAL, LTD.
-------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

-------------------------------------------------------------------------------
               If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME
   Agent's
    Name
-------------------------------------------------------------------------------
               (You may not list a P.O. Box, but you may list a rural route and box number.)
  Address
(No. & Street)
                  7825 WASHINGTON AVE. SO.
-------------------------------------------------------------------------------
               City                           County               Zip
                   Minneapolis, MN.           Hennepin     MN     55439-
                                                                    2444
-------------------------------------------------------------------------------
               (If different than address above -- P.O. Box is acceptable)
  Mailing
  Address
-------------------------------------------------------------------------------
               City                           County               Zip
                                                           MN
-------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02,
Subd. 5, 317.02 Subd. 13., 317A.01 Subd. 2.

                      This change is effective on the day it is
                      filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this
                      box:            ------------------------

                                      ------------------------

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

        --------------------------------------------------------------
        Name of Officer or Other Authorized       Signature
        Agent of Corporation

                Jeffrey C. Mack                   /s/ Jeffrey C. Mack
        (Please Print)
        --------------------------------------------------------------
        Title of Office                           Date

             Presidend & C.E.O.                   5/2/91
        --------------------------------------------------------------

       Do not write below this line. For Secretary of State's use only.
-------------------------------------------------------------------------------
    Receipt Number                             File Data             D.A.R.
-------------------------------------------------------------------------------

                   583172
-------------------------------
Filing Fee:   $35.00                           STATE OF MINNESOTA
                                               DEPARTMENT OF STATE
Return to:    Business Services Division             FILED
              Office of the Secretary of State   MAY 08 1991
              180 State Office Building
              St. Paul, MN 55155               /s/ Joan Anderson Growe
              (612) 296-2803
                                                Secretary of State
Make checks payable to: Secretary of State

                             OLYMPIC FINANCIAL LTD.

                              STATEMENT OF CHANGE
                                       OF
                            STATEMENT OF DESIGNATION
                                       OF
                     CLASS, SERIES, PREFERENCES AND RIGHTS
                  OF 12% CONVERTIBLE PREFERRED STOCK, SERIES A

    The undersigned, President and Chief Executive Officer of Olympic Financial Ltd., a Minnesota corporation, pursuant to Minnesota Statutes
Section 302A.133, for the purpose of rescinding and deleting the Corporation's Statement of Designation of Class, Series, Preferences and Rights of 12% Convertible Preferred Stock, Series A (hereinafter the "Statement of Designation") does hereby certify:

    FIRST: The name of the Corporation is Olympic Financial Ltd.

    SECOND: The following resolutions rescinding the Statement of Designation was duly adopted by the Corporation's Board of Directors effective August 29,1991:

    WHEREAS, the Board of Directors of the Corporation, pursuant to action taken on February 1, 1991, adopted a Statement of Designation of Class, Series, Preferences and Rights of 12% Convertible Preferred Stock, Series A of Olympic Financial Ltd. (the "Statement of Designation"), which Statement of Designation was filed with the Minnesota Secretary of State on February 6, 1991, pursuant to which 2,040,000 shares of Preferred Stock were designated and authorized for issuance by the Corporation; and

    WHEREAS, no shares of 12% Cumulative Convertible Preferred Stock, Series A have been issued by the Corporation; and

    WHEREAS, it is desirable for the Board of Directors to rescind the Statement of Designation pursuant to Minnesota Statutes 302A.133 which permits a board of directors to change a statement adopted pursuant to
    Section 302A.401, subd. 3 before the issuance of any shares of that class or series; it is

    RESOLVED, that the Statement of Designation of Class, Series,
    Preferences and Rights of 12% Convertible Preferred Stock, Series A of Olympic Financial Ltd. be and the same hereby is rescinded and the same shall be deleted as a part of the Articles of Incorporation of this Corporation.

    RESOLVED FURTHER, that the President of this Corporation is authorized and directed to execute and file with the Minnesota Secretary of State a Statement pursuant to Section 302A.133 rescinding and deleting said Statement of Designation, effective upon filing with the Minnesota Secretary of State.

    THIRD: The aforesaid resolutions were adopted unanimously by the Board of Directors by written action signed by all members of the Board.

    FOURTH: No shares of stock were issued or are contractually required to be issued by the Corporation pursuant to the Statement of Designation.

    IN WITNESS WHEREOF, the undersigned has executed this Statement rescinding and deleting the Statement of Designation on August 29, 1991.

                                       /s/ JEFFREY C. MACK
                                      -------------------------
                                      Jeffrey C. Mack
                                      President and Chief Executive Officer


                                        STATE OF MINNESOTA
                                        DEPARTMENT OF STATE
                                               FILED
                                            SEP 26 1991
                                      /s/ Joan Anderson Growe
                                         Secretary of State


AVRON L. GORDON, ESQ.
Briggs and Morgan, P.A.
2400 IDS Center
Minneapolis, MN 55402

                             ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             OLYMPIC FINANCIAL LTD.

    OLYMPIC FINANCIAL LTD., a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

    1. On December 5, 1991, pursuant to the authority conferred upon the Board of Directors by Minnesota Statutes, Section 203A.402, Subdivision 3, the Board of Directors authorized and adopted resolutions providing for a five-for-seven share combination, and the following is a true copy of such resolutions:

    BE IT RESOLVED, that there is hereby declared a five-for-seven share combination, pursuant to which each share of common stock outstanding and each share of authorized but unissued stock existing on the Record Date shall be converted into 5/7 of 1 share.

    RESOLVED FURTHER, that the Record Date of such five-for-seven share combination shall be December 5, 1991.

    RESOLVED FURTHER, that the first paragraph of Article 3 of the Corporation's Restated Articles of Incorporation shall be amended in its entirety as follows:

            AUTHORIZED SHARES: The authorized capital stock of this Corporation shall consist of (i) 2,142,857 shares of Common Stock, par value $.01 per share; and (ii) 33,571,429 undesignated shares of a par value of $.01 per share which may be issued in more than one class or series when authorized by the Board of Directors of the Corporation.

    RESOLVED FURTHER, that such five-for-seven share combination is hereby effected automatically as of the Record Date without further action by the Board of Directors or shareholders, and each shareholder of record on the Record Date shall surrender such shareholder's certificates owned prior to the Record Date to the Corporation to receive such lesser number of shares as shall be determined pursuant to such five-for-seven share combination.

    RESOLVED FURTHER, that any fractional shares resulting from the five-for-seven share combination shall be rounded to the nearest whole share.

    RESOLVED FURTHER, that each stock option and warrant outstanding on the Record Date shall be adjusted to reflect the five-for-seven share combination by proportionally reducing the number of shares purchasable under such options and warrants and proportionally increasing the applicable exercise prices.

    RESOLVED FURTHER, that the Chief Executive Officer of this Corporation is authorized and directed: (1) to prepare, execute, acknowledge and file Articles of Amendment to the Restated Articles of Incorporation of this Corporation together with any other document or instrument necessary in connection with such five-for-seven share combination; and (2) to do or cause to be done any other action necessary or desirable to effect such share combination and the intents and purposes of the foregoing resolutions.

    2. The amendment to Article 3 of the Restated Articles of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation's stock and will not result in the percentage of authorized shares that remains unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.

    3. The amendment to Article 3 of the Restated Articles of Incorporation was adopted pursuant to Chapter 302A.

    IN WITNESS WHEREOF, Olympic Financial Ltd. has caused these Articles of Amendment to be signed by its President this 5th day of December, 1991.


                                     OLYMPIC FINANCIAL LTD.

                                     By:  /s/ JEFFREY C. MACK
                                         -------------------------
                                         Jeffrey C. Mack
                                         President




                                      STATE OF MINNESOTA
                                      DEPARTMENT OF STATE
                                             FILED
                                           DEC 5 1991
                                    /s/ Joan Anderson Growe
                                       Secretary of State

                             AMENDMENT OF RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                            OLYMPIC FINANCIAL LTD.

     Olympic Financial Ltd. hereby amends its restated Articles of Incorporation by adding the following Article 7 thereto:

                                   ARTICLE 7

          Whenever, at any time or times, the Corporation has failed to pay in full when due (a) two consecutive installments of interest on the Corporation's outstanding 9-7/8% Senior Subordinated Notes due 1999 (the "Notes") or (b) two of four consecutive installments of interest on the Notes, the holders of the Notes shall be entitled (until such default has been cured) to elect a majority of the Corporation's Board of Directors as provided in this Article 7. Upon the occurrence of an event specified in the preceding sentence, the number of directors constituting the Corporation's Board of Directors shall be increased by the Majority Amount (as defined below) and the holders of the Notes, voting together as a single class to the exclusion of the shareholders of the Corporation, shall be entitled by a vote of the holders of a majority of the then outstanding principal amount of the Notes, cast in person or by proxy, at any meeting called for that purpose (and thereafter at each subsequent annual meeting of shareholders until such default has been cured) to nominate and elect the Noteholder Directors (as defined below). Upon the termination of the right of the holders of the Notes to elect the Noteholder Directors, the term of office of the Noteholder Directors so elected (other than the Designated Directors (as defined below)) shall terminate effective on the day preceding the date of the next annual meeting of shareholders of the Corporation and the number of directors constituting the Board of Directors of the Corporation shall thereupon be decreased by the Majority Amount, for as long as any Notes remain outstanding subject to the subsequent increase of the number of directors pursuant to this Article 7 if the holders of the Notes again become entitled to elect the Noteholder Directors as provided herein. For the purposes of this Article 7: (a) the term "Designated Directors" means, as of any date of determination, the members then serving on the Corporation's Board of Directors that were designated as the nominees of the Investors (as such term is defined in the Coinvestors' Agreement, dated as of June 24, 1992, as amended, by and among the Company, such Investors and certain existing management shareholders of the Corporation); (b) the term "Majority Amount" means, as of any date of determination, a number equal to the number of directors constituting the Corporation's Board of Directors on such date MINUS the number of Designated Directors, PLUS one; and (c) the term "Noteholder Directors" means, a number of directors equal to the Majority Amount and consisting of the Designated Directors and the additional members of the Corporation's Board of Directors resulting from an increase in the number of directors constituting the Corporation's Board of Directors pursuant to this Article 7. Any Noteholder Director may be removed by, and shall not be removed except by, the vote of the holders of the then outstanding principal amount of the Notes, voting together as a single class, to the exclusion of the shareholders of the Corporation at any meeting called for that purpose. So long as a default (described in the initial sentence of this Article 7) shall exist, any vacancy in the office of a Noteholder Director may be filled by a successor elected by the vote of the holders of the outstanding principal amount of the Notes, voting together as a single class to the exclusion of shareholders of the Corporation at any meeting called for that purpose.

     This Amendment is effective on the date it is filed with the Minnesota Secretary of State.

     This Amendment has been approved by the directors and the shareholders of this corporation pursuant to Chapter 302A, Minnesota Statutes.

     I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this Amendment, I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Amendment under oath.

Dated this 15 day of March, 1993.        /s/ Brian S. Anderson
                                         --------------------------
                                         Brian S. Anderson, Secretary of Olympic
                                         Financial Ltd.


  STATE OF MINNESOTA
  DEPARTMENT OF STATE
         FILED
       MAR 15 1993
/s/ Joan Anderson Growe
   Secretary of State

                 CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
               OF 8% CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                             OF OLYMPIC FINANCIAL LTD.


                            Pursuant to Section 302A.401 of the
                            Minnesota Business Corporation Act

     Olympic Financial Ltd., a corporation organized and existing under the laws of Minnesota (the "Corporation"), does hereby certify:

     That pursuant to authority vested in the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of said Corporation by action in writing by the Board of Directors taken pursuant to
Section 302A.239 of the Minnesota Business Corporation Act ("MBCA"), at which meeting a quorum of directors was present and acting throughout, and by action of the Committee thereof taken on November 22, 1993, did adopt the following resolution authorizing the creation and issuance of a series of Preferred Stock designated as 8% Cumulative Convertible Exchangeable Preferred Stock:

     RESOLVED, that the Corporation hereby designates 1,150,000 shares of its authorized by unissued shares, $0.01 par value, as 8% Cumulative Convertible Exchangeable Preferred Stock, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions in addition to those set forth in the Articles of Incorporation, as amended, of the
Corporation:

     1.  DESIGNATION; NUMBER OF SHARES; STATED VALUE.

     One Million One Hundred Fifty Thousand (1,150,00) shares of Preferred Stock shall be designated 8% Cumulative Convertible Exchangeable Preferred Stock (hereinafter sometimes referred to as the "Convertible Preferred Stock" or as this "Series"). Shares of this Series shall have a stated value of $25.00 per share.

     2.  DIVIDENDS.

     a. The holders of shares of Convertible Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of $2.00 per share per annum and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

     b. Dividends on the Convertible Preferred Stock shall be payable, when and as declared by the Board of Directors, on January 15, July 15 and October 15 of each year, commencing January 15, 1994 (each such date being hereinafter individually a "Dividend

Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of $2.00 by four. Dividends payable on this Series for the initial dividend period and for any other period less than a full quarterly period shall be computed and pro rated on the basis of a 360-day year of twelve 30-day months.

     c. Dividends on the Convertible Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall not bear interest.

     d. No cash dividend may be declared on any other class or series of stock ranking on a parity with the Convertible Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Convertible Preferred Stock like dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.










          [Remainder of this page intentionally left blank]

     3.  REDEMPTION

     a. The shares of this Series shall be redeemable by the Corporation at its sole option, in whole or in part, at any time or from time to time, on or after October 15, 1996 at the redemption prices set forth below:

     If redeemed during the twelve-month period beginning October 15,


               Year                             Price Per Share
               ----                             ---------------
               1996 ..............................   26.78
               1997 ..............................   26.55
               1998 ..............................   26.33
               1999 ..............................   26.11
               2000 ..............................   25.89
               2001 ..............................   25.67
               2002 ..............................   25.44
               2003 ..............................   25.22
               2004 ..............................   25.00

and thereafter at $25.00 per share, plus in each case accrued and unpaid dividends thereon to the date fixed for redemption (the total sum so payable on any such redemption being herein referred to as the "redemption price").

     In the case of the redemption of a party only of the shares of this Series at the time outstanding, the shares of this Series to be so redeemed shall be selected by lot, pro rata (as nearly as may be), or in such other equitable manner as the Board of Directors may determine.

     b. Notice of any redemption pursuant to this paragraph 3 shall be mailed at least 30, but not more than 60, days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of this Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In order to facilitate the redemption of shares of this Series, the Board of Directors may fix a record date for the determination of holders of shares of this Series to be redeemed not more than 60 days prior to the redemption date. Each such notice shall state: (1) the redemption date; (2) the number of shares of this Series to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     c. The Corporation shall, on or prior to the date fixed for redemption of any shares, but not earlier than 45 days prior to the date fixed for redemption, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue and after the redemption date, and all rights of the holders of the shares of Convertible Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in paragraph 4 hereof, until the close of business on the redemption date. To the extent that shares of Convertible Preferred Stock called for redemption are converted into Common Stock prior to the date fixed for redemption, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

    4. CONVERSION.

    a. The holder of any shares of this Series at his option may at any time (except that if any such share shall have been called for redemption, then, as to such share, such right shall terminate at the close of business on the date fixed for such redemption, unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) convert the shares of this Series into fully paid and non-assessable shares of Common Stock at the rate of 4.662 shares of Common Stock for each share of this Series, subject to adjustment pursuant to the provisions of subparagraph (d) of this paragraph 4. Subject to the provisions of the next sentence, shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in Minneapolis Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Convertible Preferred Stock on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Convertible Preferred Stock on a Dividend Payment Date, will receive the dividend payable on such Convertible Preferred Stock by the Corporation on such Dividend Payment Date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Such right of conversion shall be exercised by the surrender of the shares so to be converted to the Corporation at any time during normal business hours at the office or agency then maintained by it for payment of dividends on the shares of this Series (the "Payment Office"), accompanied by written notice of such holder's election to convert and (if so required by the Corporation or any conversion agent) by instruments of transfer, in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to subparagraph (i) of this paragraph 4.

    b. As promptly as practicable after the surrender for conversion of any shares of this Series in the manner provided in subparagraph (a) of this paragraph 4 and the payment in cash of any amount required by the provisions of subparagraphs (a) and (i) of this paragraph 4, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion rate in effect at such time on such succeeding day.

    If the last day for the exercise of the conversion right shall be other than a business day, then such conversion right may be exercised on the next succeeding business day.

    c. Except as provided in the second and third sentence of subparagraph
(a) of this paragraph 4, no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series; provided, however, that if any shares shall be converted subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption between such record date and Dividend Payment Date) the registered holder of such shares at the close of business on such record date shall be entitled to receive dividend payable on such shares on such the Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date.

    d. The initial conversion rate shall be 4.662 shares of Common Stock per share of this Series (equivalent to a conversion price of $5.3625 per share). The conversion rate shall be subject to adjustment as follows:

        i. In case the Corporation shall (A) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, (D) issue by reclassification of its shares of Common Stock (whether by merger or consolidation or otherwise) any shares of capital stock of the Corporation or
(E) take any action with the same effect as any of the foregoing, the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive (subject to further adjustments pursuant to subparagraphs (d)(ii) and (d)(iii) hereof) the number of shares of capital stock of the Corporation (or of the corporation surviving or resulting from any merger or consolidation) which such holder would have owned immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (d)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (d)(i), the holder of any shares thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

        ii. In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subparagraph (d)(iv) below) on the record date mentioned below, other than pursuant to a dividend reinvestment plan, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subparagraph (d)(ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock.

        iii. In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subparagraph (d)(ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (d)(iv) below) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          iv. For the purpose of any computation under subparagraphs (d)(ii) and (d)(iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 trading days before the day in question. The "closing price" on any day shall mean the reported last sale price on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported on NASDAQ or a similar reporting service, or, if no such quotations are available, the fair market price as determined by the Board of Directors of the Corporation, whose determination shall be conclusive.

          v. In any case in which this subparagraph (d) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing by the Corporation of the certificate of independent public accountants described in subparagraph (d)(vii) below) issuing to the holder of any shares converted after such record date (x) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (y) the shares of Common Stock and other capital Stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment.

          vi. No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this paragraph 4 (other than this subparagraph (d)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 4 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate in addition to those required by this subparagraph (d) as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

          vii. Whenever the conversion rate is adjusted as herein provided, the Corporation shall promptly (x) file with each conversion agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) mail or cause to be mailed a notice of such adjustment to the holders of shares of this Series at their last addresses as they shall appear upon the books of the Corporation.

          viii. The term "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share, as the same exists at the date of filing of this Certificate of Designation, Preferences and Rights of Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to subparagraph (d)(i) above, the holder of any share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs
     (d)(i) through (d)(vii) above, and the provisions of subparagraphs (a) through (c) and subparagraphs (e) through (k) of this paragraph 4 with respect to Common Stock shall apply on like or similar terms to any such other shares.

     e. No fractional shares of stock shall be issued upon the conversion of any share of shares of this Series. If more than one such share of this Series shall be surrendered for conversion at the same time by the same holder, the number of full shares which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (e), be deliverable upon the conversion of any share or shares, the Corporation shall in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered share or shares of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest on the last business day prior to the date of conversion, computed on the basis of the last reported sale price on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported by NASDAQ or a similar reporting service, or if no such quotations are available, the fair market price as determined by the Board of Directors of the Corporation, whose determination shall be conclusive.

     f. If either of the following shall occur, namely: (i) any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which consolidation or merger the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (ii) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety; then the holder of each share of Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares of stock or other securities or property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares or other securities or property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock or other securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares, securities or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 4(f) shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares of stock and other securities and property. The provisions of this subparagraph (f) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     g. The Corporation covenants that it will at times reserve and keep available, solely for the purpose of issue upon conversion of the shares of this Series, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. For the purpose of this subparagraph (g), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of this Series were held by a single holder.

      The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of the shares of this Series, require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be.

      The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed or admitted to trading at the time of such delivery or in the over-the-counter market as maintained by NASDAQ.

      The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares will upon issue be fully paid and non-assessable and not subject to any preemptive rights.

      h. Before taking any action which would cause an adjustment reducing the conversion price per share of this Series below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the conversion rule as so adjusted. If as a result of conversion of the shares of this Series it becomes necessary to authorize additional shares of Common Stock, the Corporation covenants that it will take such action at such time as is necessary by amendment of the Corporation's Articles of Incorporation.

      i. The Corporation shall pay any and all issue or other taxes payable in respect of any issue or delivery of shares of Common Stock upon conversion. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

      j. Notwithstanding anything elsewhere contained in this Certificate, any funds which at any time shall have been deposited by the Corporation or on its behalf with any paying agent for the purpose of paying dividends on or the redemption price of any of the shares of this Series and which shall not be required for such purposes because of the conversion of such shares, as provided in this paragraph 4, shall be, upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion be repaid to the Corporation by the paying agent.

      k.  In case:

          i. the Corporation shall take any action which would require an adjustment in the conversion rate pursuant to subparagraph (d) of this paragraph 4; or

          ii. the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or

          iii. there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

          iv. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall cause to be filed with any conversion agent, and shall cause to be given to the holders of the shares of this Series at least ten days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (i) through (iv) of this subparagraph (k).

      5.  EXCHANGE.

      a. Shares of Convertible Preferred Stock are exchangeable in whole by the Corporation, at its sole option, on any Dividend Payment Date at any time on or after October 15, 1994 to and including October 15, 2008 for the Corporation's 8% Convertible Subordinated Debentures due 2008 described in the Corporation's Registration Statement on Form S-1 (Registration No. 33-69750 as declared effective by the Securities and Exchange Commission on November 23, 1993 (the "Debentures")); provided that on or prior to the date of exchange the Corporation shall have paid to the holders of outstanding shares of Convertible Preferred Stock all accumulated and unpaid dividends to the date of exchange. Holders of outstanding shares of Convertible Preferred Stock will be entitled to receive $25.00 principal amount of Debentures in exchange for each share of Convertible Preferred Stock held by them at the time of exchange. The Corporation will mail to each holder of record of the shares of Convertible Preferred Stock written notice of its intention to exchange no less than 30 nor more than 60 days prior to the date fixed for the exchange (the "exchange date"). Each such notice shall state: (i) the exchange date, (ii) the place or places where certificates for such shares are to be surrendered for exchange into Debentures and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. The terms of the Debentures are set forth in the Indenture by and between the Corporation and a trustee to be selected by the Corporation, filed as an exhibit to the Registration Statement referred to above. The Corporation will cause the Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and the Corporation will pay interest on the Debentures at the rate and on the dates specified in such Indenture from the exchange date.

      b. If notice has been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Debentures in exchange for shares of Convertible Preferred Stock or in making the final dividend payment on the outstanding shares of Convertible Preferred Stock on the exchange date), dividends on the shares of Convertible Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid.

      c. The conversion price per share equivalent to the conversion rate on any exchange date shall be the initial conversion price for the Debentures.

      6.  VOTING.

      The shares of this Series shall not have any voting powers either general or special, except as set forth in this Certificate of Designation, Preferences and Rights in the Corporation's Articles of Incorporation, or as otherwise provided by law. In exercising such voting rights, each share of Convertible Preferred Stock shall be entitled to one vote.

      7.  LIQUIDATION RIGHTS.

      Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of this Series upon liquidation, the amount of $25.00 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereof to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Convertible Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Convertible Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 7, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

      8.  NO PURCHASE, RETIREMENT OR SINKING FUND.

      The shares of this Series shall not be subject to the operation of any purchase, retirement or sinking fund.

      9.  STATUS.

      Shares of this Series which have been issued and reacquired in any manner by the Corporation shall, upon compliance with any applicable provisions of law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of this Series or as part of a new series of Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

      10.  PRIORITY.

      The Common Stock of the Corporation, now or hereafter issued, shall rank junior to the Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

      11.  SPECIAL RIGHTS ON DEFAULT.

      a. If at any time the Corporation shall have failed to pay dividends in full on the Convertible Preferred Stock, thereafter and until dividends in full, including all accumulated and unpaid dividends to the next preceding Dividend Payment Date on the Convertible Preferred Stock outstanding, shall have been declared and set apart for payment or paid, (i) the Corporation shall not redeem less than all the Convertible Preferred Stock at such time outstanding, and (ii) neither the Corporation nor any subsidiary shall purchase or otherwise acquire any Convertible Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Corporation) to all holders of Convertible Preferred Stock upon such terms as the Board of Directors of the Corporation in its sole discretion, after consideration of the annual dividend rate and other rights and preferences of this Series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment to all stockholders of the Corporation, provided that nothing shall prevent the Corporation from completing the purchase or redemption of shares of Convertible Preferred Stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default.

      b. Whenever, at any time or times, dividends payable on the shares of this Series shall be in arrears in an amount equal to at least six full quarterly dividends on the shares of this Series at the time outstanding, the holders of the outstanding shares of this Series shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation (and to exercise any right of removal or replacement of such directors) at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of this Series (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with respect to the election of such additional directors) shall be required and be sufficient to constitute a quorum of such class for the election of such directors. At elections for such directors or adjournments thereof, (1) the absence of a quorum of this Series (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with respect to the election of such additional directors) shall not prevent the election of the directors to be elected otherwise than pursuant to this subparagraph (b), and the absence of a quorum of stock other than this Series (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with respect to the election of such additional directors) shall not prevent the election of the directors to be elected pursuant to this subparagraph (b), and (2) in the absence of such quorum either of this Series or of the stock other than this Series, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have a power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present. At elections for such directors, each holder of this Series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of this Series, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of this Series (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with respect to the election of such additional directors) as hereinafter set forth. The right of the holders of this Series, voting separately as a class to elect (together with the holders of shares of any one or more other series of Preferred Stock ranking on a parity with respect to the election of such additional directors) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends in arrears on this Series shall have been paid in full, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      Each director elected by the holders of shares of this Series shall continue to serve as such director until such time as all dividends in arrears on this Series shall have been paid in full, at which time the term of office of all persons elected as directors by the holders of shares of this Series shall immediately terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Any director elected by the holder of shares of this Series may be removed from office only by a vote of the majority of the outstanding shares of this Series. If the office of any director elected by the holders of this Series voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of this Series voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of this Series voting as a class shall end and the special voting powers vested in the holders of this Series as provided in this subparagraph (b) shall have expired, the number of directors shall be such number as may be provided for in the By Laws irrespective of any increase made pursuant to the provisions of this subparagraph (b).

      12.  RELATIVE RIGHTS OF CONVERTIBLE PREFERRED STOCK.

      So long as any of the Convertible Preferred Stock is outstanding, the Corporation will not:

      a. Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Convertible Preferred Stock; and

      b. Without the affirmative vote or consent of the holders of at least 66-2/3% of all the Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing or by resolution adopted either at an annual meeting or special meeting called for the purpose, (i) authorize, create, or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Convertible Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of the Certificate of Designation, Preferences and Rights of the Convertible Preferred Stock, so as to materially and adversely affect the preferences, special rights, privileges or powers of the Convertible Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking in a parity with or junior to the Convertible Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

      IN WITNESS WHEREOF, Olympic Financial Ltd. has caused this Certificate of Designation, Preferences and Rights to be signed by its President and Chief Executive Officer and attested by its Secretary this 22nd day of November, 1993.


                                   OLYMPIC FINANCIAL LTD.

(Corporate Seal)                   By /s/  Jeffrey C. Mack
                                      ----------------------

    -NONE-                            Its  President and Chief
                                           Executive Officer
                                           -------------------

Attest:


/s/ [Illegible]

---------------------

      Secretary


                                     STATE OF MINNESOTA
                                     DEPARTMENT OF STATE
                                            FILED
                                          NOV 29 1993
                                   /s/ Joan Anderson Growe
                                      Secretary of State

           CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                 OF SERIES B CONVERTIBLE PREFERRED STOCK
                        OF OLYMPIC FINANCIAL LTD.


                    Pursuant to Section 302A.401 of the
                    Minnesota Business Corporation Act


      Olympic Financial Ltd., a corporation organized and existing under the laws of Minnesota (the "Corporation"), does hereby certify:

      That pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of said Corporation by action in writing duly taken pursuant to
Section 302A.239 of the Minnesota Business Corporation Act ("MBCA"), did adopt the following resolution authorizing the creation and issuance of a series of Preferred Stock designated as Series B Convertible Stock:

      RESOLVED, that the Corporation hereby designates 100 shares of its authorized but unissued shares, $0.01 par value, as Series B Convertible Preferred Stock, which shall have the following designations, preferences, rights, qualifications, limitations, and restrictions in addition to those set forth in the Articles of Incorporation, as amended, of the Corporation.

      1. CERTAIN DEFINITIONS. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

      "Applicable Amount" means, as of any date, a number equal to (i) $100,000,000 PLUS (ii) the EXCESS of (A) the Liquidation Preference of, and all accrued and unpaid dividends (calculated on a daily accrual basis), on all 100 originally authorized shares of Series B Convertible Preferred Stock, including all shares of Series B Convertible Preferred Stock issued and outstanding, never issued or no longer outstanding because of conversion or any other reason, as though all such 100 originally authorized shares were outstanding as of such date and had been outstanding at all times from the Exercise Date through such date OVER (B) $50,000,000.

      "Applicable Rate" means a fixed rate per annum equal to the interest rate applicable to the Senior Bridge Notes on the Exercise Date; PROVIDED, HOWEVER, that from and after the occurrence of any Conversion Default, such Applicable Rate shall automatically increase by 50 basis points on each Dividend Payment Date thereafter until the Conversion Default Termination Date.

      "Average Market Price" means, as of any date, the average of the closing price per share of the Common Stock as reported by the NASDAQ National Market System for the 10 trading days immediately preceding such date or, if the

Common Stock is not reported by the NASDAQ National Market System during such period but is reported on the NASDAQ system during such period, the average of the closing bid and asked price per share of the Common Stock as reported on such system or if the Common Stock is not reported by the NASDAQ system during such period, the average of the high bid and low asked quotations of the Common Stock in the over-the-counter market during the period in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Corporation and reasonably acceptable to the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock.

      "Common Stock" means the common stock, $0.01 par value, of the Corporation.

      "Conversion Date" shall have the meaning set forth in Section 4.

      A "Conversion Default" shall occur on any date on which any holder of Series B Convertible Preferred Stock shall have notified the Corporation pursuant to Section 4.b(ii) of its election to convert one or more shares of Series B Convertible Preferred Stock if, on such date, the aggregate number of shares of Common Stock available for issuance upon conversion of such shares is less than the number of shares of Common Stock required to be issued upon conversion of such surrendered shares.

      "Conversion Default Termination Date" means, with respect to a Conversion Default, the first Dividend Payment Date following such Conversion Default on which the Company shall be in compliance with Section 11.

      "Conversion Rights" shall have the meaning set forth in Section 4.

      "Dividend Payment Date" means January 15, April 15, July 15 and October 15 of each year, commencing on the first such date following the Exercise Date.

      "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

      "DLJ Bridge" means OFL Funding, Inc., a Delaware corporation affiliated with DLJ Bridge Finance, Inc., a Delaware Corporation, and all successors thereto.

      "Exercise Date" means the date on which DLJ Bridge or its designated affiliate exercises its option to purchase shares of the Series B Convertible Preferred Stock.

      "Existing Preferred Stock" means the Corporation's 8% Cumulative Convertible Exchangeable Preferred Stock.

      "Initial Dividend Period" means the dividend period commencing on the Exercise Date and ending on and including the first Dividend Payment Date.

      "Liquidation Preference" means, as of any date with respect to each share of Series B Convertible Preferred Stock issued pursuant hereto, $500,000 PLUS the amount of all dividends paid with respect thereto on or prior to such date in accordance with Section 3.

      "Quarterly Dividend Period" means each quarterly period commencing on and including the day after the immediately preceding Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

      "Senior Bridge Notes" means the senior increasing rate notes issued by the Corporation to DLJ Bridge pursuant to the Securities Purchase Agreement dated February 24, 1995, between the Corporation and DLJ Bridge.

      2.  DESIGNATION; NUMBER OF SHARES; STATED VALUE

      One Hundred (100) authorized but unissued shares, $0.01 par value, shall be designated Series B Convertible Preferred Stock (hereinafter referred to as the "Series B Convertible Preferred Stock"). Shares of the Series B Convertible Preferred Stock shall have a stated value per share equal to the Liquidation Preference.

      3.  DIVIDENDS

          a. The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive dividends on each share of Series B Convertible Preferred Stock, out of funds legally available therefor, at a rate per annum equal to the Applicable Rate and in the manner and at the times set forth in Section 3.b and 3.c hereof, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series B Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Series B Convertible Preferred Stock as to dividends or on liquidation, dissolution, or winding-up shall be declared or paid or set apart for payment.

      b. Dividends on the Series B Convertible Preferred Stock shall be payable, when and as declared by the Board of Directors, by increasing the Liquidation Preference thereof in accordance with this Section 3.b and
Section 3.c hereof, on each Dividend Payment Date out of funds legally available therefor, except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. The dividend payable with respect to each share of Series B Convertible Preferred Stock on each Dividend Payment Date in respect of the Dividend Period then ended shall be an amount equal to
(i) the Liquidation Preference of such share on the immediately preceding Dividend Payment Date (after giving effect to the dividend payment made on such preceding Dividend Payment Date or, if any dividend payment has not been made, an amount equal to the Liquidation Preference plus an amount equal to the amount by which the Liquidation Preference would have increased through and including such preceding Dividend Date had all dividends been timely paid) or, in the case of the first Dividend Payment Date, $500,000, MULTIPLIED BY the Applicable Rate and (ii) DIVIDED BY four; PROVIDED, HOWEVER, that the dividend payable with respect to each share of Series B Convertible Preferred Stock for any Dividend Period less than a Quarterly Dividend Period (including the Initial Dividend Period) shall be equal to a PRO RATA portion of the total dividend payable for the Quarterly Dividend Period during which such Dividend Period occurs, based on the actual number of days elapsed in such period and the total number of days in the applicable Quarterly Dividend Period. Dividends shall accrue on a daily basis during each Dividend Period at the rate provided above. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive dividends in respect of the Series B Convertible Preferred Stock in any form or manner other than as an adjustment to the Liquidation Preference herein provided.

      c. Dividends on the Series B Convertible Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof whether or not declared by the Board of Directors.

      d. No dividend may be declared on any other class or series of stock ranking on a parity with the Series B Convertible Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been paid (in the manner provided in Section 3.c) on the Series B Convertible Preferred Stock dividends for all Dividend Periods coinciding with or ending before such Dividend Period, ratably in proportion to the respective annual dividend rates fixed therefor.

      4.  CONVERSION.

          a. Subject to (i) the availability for issuance under the Articles of Incorporation of the Corporation of the number of shares of Common Stock issuable pursuant to this Section 4.a upon conversion of shares of Series B Convertible Preferred Stock surrendered for conversion pursuant to Section 4.b, (ii) prior approval of the conversion rights set forth in this Section 4 (the "Conversion Rights") by the shareholders of the Corporation, (iii) prior receipt by the Corporation of notification that the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall have been approved for listing or quotation, as applicable, subject to issuance and notice of shareholder approval of the Conversion Rights, as required by any securities exchange or automated quotation system on which the Common Stock is then listed, or quoted, and (iv) such governmental approvals as may be necessary, each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time on any Conversion Date, into such number of validly issued, fully paid and nonassessable shares of Common Stock equal to (A) the result of (i) the Applicable Amount on the Conversion Date DIVIDED BY (ii) the Average Market Price on the Conversion Date DIVIDED BY (B) 100. In no event shall the Series B Convertible Preferred Stock be convertible into shares of Common Stock unless the stockholders of the Corporation shall have approved the Conversion Rights.

      b. To convert one or more of its shares of Series B Convertible Preferred Stock, a holder of Series B Convertible Preferred Stock shall:

          (i) surrender the certificate or certificates evidencing the shares of Series B Convertible Preferred Stock to be converted duly endorsed, at the office of the Corporation;

          (ii)   notify the Corporation that he elects to convert the same;
      and

          (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued and the certificate or certificates for shares of Series B Convertible Preferred Stock evidenced by the surrendered certificate or certificates not so converted.

      If required, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series B Convertible Preferred Stock pursuant hereto.

      The date on which a holder of the Series B Convertible Preferred Stock satisfies all of the foregoing requirements is the "Conversion Date." As soon as practicable (but in no event within ten business days after the Conversion
Date), the Corporation shall deliver through the transfer agent (i) a certificate for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion and (ii) if less than the full number of shares of Series B Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. The person in whose name the certificate for Common Stock is registered shall be treated for all purposes as having become the holder of record of such shares of Common Stock on the Conversion Date.

      5.  VOTING.

          a. Except as set forth in Section 5.b, the shares of the Series B Convertible Preferred Stock shall not have any voting powers either general or special, except as set forth in this Certificate of Designation, Preferences and Rights, in the Corporation's Articles of Incorporation, or as otherwise provided by law. In exercising such voting rights, each share of Series B Convertible Preferred Stock shall be entitled to one vote.

          b. From and after the occurrence of any Conversion Default, subject to any prohibition thereof or limitations thereto contained in the Articles of Incorporation of the Corporation or in any instrument or agreement related to the outstanding indebtedness of the Corporation, as in effect on such date or to any securities issued in connection therewith (provided that the Corporation shall take no action after February 24, 1995 which would have the effect of denying or otherwise adversely affecting the rights of the holders of Series B Convertible Preferred Stock under this
Section 5(b)), the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Series B Convertible Preferred Stock, voting separately as a class, to elect one director of the Corporation and the holders of the Series B Convertible Stock will have the right, voting as a class, to elect one director of the Corporation. Such voting rights shall terminate upon the next succeeding Conversion Default Termination Date.

      6.  LIQUIDATION RIGHTS.

      Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Convertible Preferred Stock shall be entitled to receive with respect to each share of Series B Convertible Preferred Stock held by such holder, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of Series B Convertible
Preferred Stock upon liquidation, the Liquidation Preference of such share PLUS a sum equal to all dividends on such share (whether or not earned or declared) accrued and unpaid thereon (calculated on a daily accrual basis) to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series B Convertible Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Series B Convertible Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would otherwise be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Section 6, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

      7.  NO PURCHASE, RETIREMENT OR SINKING FUND; NO REDEMPTION.

      The shares of the Series B Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund and shall not be redeemable by the Corporation or any holder thereof.

      8.  STATUS.

      Shares of the Series B Convertible Preferred Stock which have been issued and reacquired in any manner by the Corporation shall, upon compliance with any applicable provisions of law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the Series B Convertible Preferred Stock or as part of a new series of Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

      9.  PRIORITY.

      The Common Stock of the Corporation, now or hereafter issued, and any other series or class of stock of the Corporation that does not expressly provide that it ranks prior to or on a parity with the Series B Convertible Preferred Stock shall rank junior to the Series B Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary. The Existing Preferred

Stock and any other series or class of stock of the Corporation that expressly provides that it ranks on a parity with the Series B Convertible Preferred Stock shall rank on a parity with the Series B Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

      10.  RELATIVE RIGHTS OF CONVERTIBLE PREFERRED STOCK.

      So long as any of the Series B Convertible Preferred Stock is outstanding, the Corporation will not:

           a. Declare or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series B Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series B Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up, and will not redeem, purchase or otherwise acquire any shares of any such junior class or series or any securities exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire, any shares of any such junior class or series, if at the time of making such declaration, payment, distribution, redemption or acquisition the Corporation shall be in default with respect to any dividend payable on shares of the Series B Convertible Preferred Stock; and

           b. Without the affirmative vote or consent of the holders of at least 66-2/3% of all the Series B Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing or by resolution adopted either at an annual meeting or special meeting called for the purpose, (i) authorize, create, or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series B Convertible Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation or any other specified designation, rights, preferences or powers of the Series B Convertible Preferred Stock so as to materially and adversely affect the preferences, special rights, privileges or powers of the Series B Convertible Preferred Stock or (iii) reclassify any series or class of stock of the Corporation, or any securities exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire, any such series of class of stock ranking junior to or on a parity with the Series B Convertible Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up into a series or class of stock ranking on a parity with or prior to the Series B Convertible Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up.

      11.  CERTAIN COVENANTS.

      So long as any of the Series B Convertible Preferred Stock is outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon conversion of the Series B Convertible Preferred Stock, the maximum number of shares of Common Stock which may then be deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock.

      IN WITNESS WHEREOF, Olympic Financial Ltd. has caused this Certificate of Designation, Preferences and Rights to be signed by its President and Chief Executive Officer and attested by its Secretary this 3rd day of March, 1995.

                                       OLYMPIC FINANCIAL LTD.

(Corporate Seal)                       By /s/ Jeffrey C. Mack
    -None-                                -------------------
                                       President and Chief Executive
                                       Officer


Attest:

/s/ James D. Atkinson III
-------------------------
       Secretary





                                           STATE OF MINNESOTA
                                           DEPARTMENT OF STATE
                                                  FILED
                                                MAR 7 1995
                                         /s/ Joan Anderson Growe
                                            Secretary of State

   {SEAL}                 MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

                           Olympic Financial Ltd.
-----------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                       ---------------------------


The following amendment(s) of articles regulating the above corporation were adopted: (insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 2 .)
                                                  ---

                                 ARTICLE ________
                                 CANCELLATION OF
                     CERTIFICATE OF DESIGNATION OF RIGHTS AND
                PREFERENCES OF SERIES B CONVERTIBLE PREFERRED STOCK




This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48, as if I had signed this amendment under oath.


                                             /s/  James D. Atkinson, III
                                       -------------------------------------
                                          (Signature of Authorized Person)

_____________________________________________________________________________

INSTRUCTIONS                                          FOR OFFICE USE ONLY

1. Type or print with black ink.

2. A Filing Fee of: $35.00, made payable to the Secretary of State.

3. Return completed forms to:

   Secretary of State
   180 State Office Building
   100 Constitution Ave.
   St. Paul, MN 55155-1299
   (612)296-2803

                       STATEMENT OF CANCELLATION
                                  OF
           CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                                  OF
                 SERIES B CONVERTIBLE PREFERRED STOCK
                                  OF
                       OLYMPIC FINANCIAL LTD.

1. The name of the corporation is Olympic Financial Ltd., a Minnesota corporation.

2. The Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock of Olympic Financial Ltd. is hereby canceled.

3. The Statement of Cancellation has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

      IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of Olympic Financial Ltd., being duly authorized on behalf of Olympic Financial Ltd., has executed this document this 15 day of May 1995.
                                                --


                                       /s/ Jeffrey Mack
                                       --------------------------
                                       Jeffrey C. Mack
                                       President and Chief Executive Officer



  STATE OF MINNESOTA
  DEPARTMENT OF STATE
         FILED
      JUN 08 1995
/s/ Joan Anderson Growe
   Secretary of State

                             ARTICLES OF AMENDMENT
                                       TO
                        RESTATED ARTICLES OF INCORPORATION
                                       OF
                             OLYMPIC FINANCIAL LTD.


     OLYMPIC FINANCIAL LTD., a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

     1. On May 18, 1995, pursuant to the authority conferred upon the shareholders by Minnesota Statutes 302A.111, Subdivision 1, the shareholders authorized and adopted resolutions increasing the authorized capital of the Corporation to 100,000,000 shares, $.01 par value, from the 35,714,286 shares currently authorized and the following is a true copy of such resolutions:

     RESOLVED that the first paragraph of Article 3 of the Restated Articles of Incorporation of the Corporation, as amended, is hereby amended in its entirety to read as follows:

          AUTHORIZED SHARES: The authorized capital stock of the Corporation shall consist of (i) 17,058,376 shares of Common Stock, par value $.01 per share; (ii) 1,150,000 shares of 8% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share; (iii) 100 shares of Series B Convertible Preferred Stock, par value $.01 per share; and
     (iv) 81,791,524 undesignated shares, of a par value of $.01 per share which may be issued in more than one class or series when authorized by the Board of Directors of the Corporation.

     2. On May 18, 1995, pursuant to authority conferred upon the shareholders by Minnesota Statutes 302A.139, the shareholders authorized and adopted a resolution repealing and deleting Article 7 of the Restated Articles of Incorporation of the Corporation, as amended and the following is a true copy of such resolution:

          RESOLVED, that subject to prepayment in full of the Corporation's 9 7/8% Senior Subordinated Notes in accordance with the Eighth Amendment to the Securities Purchase Agreement dated as of March 6, 1995, by and among the Corporation and investors named therein, Article 7 of the Corporation's Restated Articles of Incorporation, as amended, shall be repealed and deleted.

     The Corporation's 9 7/8% Senior Subordinated Notes having been paid in full, Article 7 of the Corporation's Restated Articles of Incorporation, as amended, is repealed and deleted.

     IN WITNESS WHEREOF, Olympic Financial Ltd. has caused these Articles of Amendment to be signed by its Chief Executive Officer and President this 8 day of June, 1995.

                                    OLYMPIC FINANCIAL LTD.




                                    By: /s/ Jeffrey C. Mack
                                       --------------------------
                                       Jeffrey C. Mack
                                       Its Chief Executive Officer and President



                                                       STATE OF MINNESOTA
                                                      DEPARTMENT OF STATE
                                                             FILED
                                                         JUN 20 1995
                                                     /s/ Joan Anderson Growe
                                                        Secretary of State

                 DESIGNATION OF RIGHTS AND PREFERENCES OF UNDESIGNATED
                                       STOCK
                                         OF
                               OLYMPIC FINANCIAL LTD.


     The undersigned, Senior Vice President of Olympic Financial Ltd., a Minnesota corporation, does hereby certify that the Board of Directors of said Corporation, by written action dated as of October 2, 1995, did adopt a resolution providing that 3,923,364 shares of the Corporation's undesignated shares be designated as Common Stock, $.01 par value per share. Accordingly:

          (a) 3,923,364 shares of the Corporation's undesignated shares are hereby designated as Common Stock, $.01 par value per share.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 20th day of October, 1995.


                                       /s/ A. Mark Berlin, Jr.
                                       ---------------------------------------
                                       A. Mark Berlin, Jr.




                                                       STATE OF MINNESOTA
                                                      DEPARTMENT OF STATE
                                                             FILED
                                                         OCT 20 1995
                                                     /s/ Joan Anderson Growe
                                                        Secretary of State

                                                                          4 / 23

[STATE SEAL OF MINNESOTA]               MINNESOTA SECRETARY OF STATE
                                   AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

                             OLYMPIC FINANCIAL LTD.
-------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                                            ---------------


The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form _____.)
                               ARTICLE ________

                                 SEE ATTACHED
                           DESIGNATION OF RIGHTS AND
                       PREFERENCES OF UNDESIGNATED STOCK
                                      OF
                             OLYMPIC FINANCIAL LTD.





This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                           /s/  James D. Atkinson, III
                                    -------------------------------------------
                                         (Signature of Authorized Person)

-------------------------------------------------------------------------------
INSTRUCTIONS                            FOR OFFICE USE ONLY

1. Type of print with black ink.
2. A Filing Fee of: $35.00, made
   payable to the Secretary of State.
3. Return completed forms to:

      Secretary of State
      180 State Office Building
      100 Constitution Ave.
      St. Paul, MN 55155-1299
      (612)296-2803

                                                                          4 / 23

[STATE SEAL OF MINNESOTA]               MINNESOTA SECRETARY OF STATE
                                   AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

                             OLYMPIC FINANCIAL LTD.
-------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                                            ---------------


The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form _____.)
                               ARTICLE ________

                                 SEE ATTACHED
                           DESIGNATION OF RIGHTS AND
                       PREFERENCES OF UNDESIGNATED STOCK
                                      OF
                             OLYMPIC FINANCIAL LTD.





This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                             James D. Atkinson, III
                                    -------------------------------------------
                                         (Signature of Authorized Person)

-------------------------------------------------------------------------------
INSTRUCTIONS                            FOR OFFICE USE ONLY

1. Type of print with black ink.
2. A Filing Fee of: $35.00, made
   payable to the Secretary of State.
3. Return completed forms to:

      Secretary of State
      180 State Office Building
      100 Constitution Ave.
      St. Paul, MN 55155-1299
      (612)296-2803

             DESIGNATION OF RIGHTS AND PREFERENCES OF UNDESIGNATED
                                     STOCK
                                       OF
                            OLYMPIC FINANCIAL LTD.


     The undersigned, Senior Vice President and Secretary of Olympic Financial Ltd., a Minnesota corporation, does hereby certify that the Board of Directors of said Corporation, by written action dated as of December 18, 1995, did adopt a resolution providing that 155,496 shares of the Corporation's undesignated shares be designated as Common Stock, $.01 par value per share. Accordingly:

          (a) 155,496 shares of the Corporation's undesignated shares are hereby designated as Common Stock, $.01 par value per share.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 20th day of December, 1995.


                                             /s/ James D. Atkinson, III
                                             ----------------------------------
                                             James D. Atkinson, III




                                                   STATE OF MINNESOTA
                                                   DEPARTMENT OF STATE
                                                          FILED
                                                       DEC 27 1995
                                                 /s/ Joan Anderson Growe
                                                    Secretary of State

  [SEAL]                   MINNESOTA SECRETARY OF STATE
                      AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

                             Olympic Financial Ltd.
-------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                                 ---------------------


The following amendment(s) of articles regulating the above corporation were adopted (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ______.)

                            ARTICLE __________

                                SEE ATTACHED
                          DESIGNATION OF RIGHTS AND
                       PREFERENCES OF UNDESIGNATED STOCK
                                    OF
                            OLYMPIC FINANCIAL LTD.




This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                            /s/ James D. Atkinson, III
                                            ----------------------------------
                                             (Signature of Authorized Person)

--------------------------------------------------------------------------------
INSTRUCTIONS                                        FOR OFFICE USE ONLY


1. Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3. Return completed forms to:

             Secretary of State
             180 State Office Building
             100 Constitution Ave.
             St. Paul, MN 55155-1299
             (612) 296-2803

                          DESIGNATION OF RIGHTS AND PREFERENCES
                                          OF
                                   UNDESIGNATED STOCK
                                          OF
                                  OLYMPIC FINANCIAL LTD.


     The undersigned, Senior Vice President and Secretary of Olympic Financial Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation, by written action dated as of April 17, 1996, did adopt the following resolution providing that 8,050,000 shares of the Corporation's undesignated shares be designated as shares of Common Stock, $.01 par value per share:

   RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors hereby designates 8,050,000 shares of the Corporation's authorized but undesignated shares as shares of Common Stock, $.01 par value per share.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of the Corporation as of April 17, 1996.


                                             /s/ James D. Atkinson III
                                             ----------------------------------
                                             James D. Atkinson III
                                             Senior Vice President and Secretary






                                            STATE OF MINNESOTA
                                            DEPARTMENT OF STATE
                                                   FILED
                                                APR 19 1996
                                          /s/ Joan Anderson Growe
                                             Secretary of State

   [SEAL]                     MINNESOTA SECRETARY OF STATE
                         AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

                            Olympic Financial Ltd.
-------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                                    ----------------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 9 .)
                                                 ---
                            ARTICLE
                                    -----------

               CERTIFICATE OF DESIGNATION, PREFERENCES AND
                   RIGHTS OF Class A Preferred Stock
                                  of
                         OLYMPIC FINANCIAL LTD.





This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                          /s/  James D. Atkinson, III
                                      -------------------------------------
                                        (Signature of Authorized Person)

-------------------------------------------------------------------------------
INSTRUCTIONS                                       FOR OFFICE USE ONLY

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3. Return competed forms to:

      Secretary of State
      180 State Office Building
      100 Constitution Ave.
      St. Paul, MN 55155-1299
      (612)296-2803

               CERTIFICATE OF DESIGNATION, PREFERENCES AND
                   RIGHTS OF CLASS A PREFERRED STOCK
                                  OF
                         OLYMPIC FINANCIAL LTD.

      Pursuant to Section 302A.401 of the Business Corporation Act
                       of the State of Minnesota

          I, James D. Atkinson, III, Secretary of Olympic Financial Ltd., a corporation organized and existing under the Business Corporation Act of the State of Minnesota, in accordance with the provisions of Section
302A.401 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of this Corporation, the Board of Directors on October 28, 1996, adopted the following resolution creating a series of 90,000 shares of Preferred Stock designated as Class A Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Class A Preferred Stock" and the number of shares constituting such series shall be 90,000.

          Section 2. DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class A Preferred Stock with respect to dividends, the holders of a shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, November, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of fraction of a share of Class A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Class A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of the shares of Class A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Class A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Class A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) (i) If at any time dividends on any Class A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Class A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

     (ii) During any default period, such voting right of the holders of Class A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Class A Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty
(60) days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the shareholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Class A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, except dividends paid ratably on the Class A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class A Preferred Stock;

       (iv) purchase or otherwise acquire for consideration any shares of Class A Preferred Stock, or any shares of stock ranking on a parity with the Class A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Class A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock unless, prior thereto, the holders of shares of Class A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Thereafter, the holders of the Class A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock. Following the payment of the foregoing, holders of Class A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class A Preferred Stock Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Class A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of the Class A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment, hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Class A Preferred Stock shall not be redeemable.

     Section 9. RANKING. The Class A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. AMENDMENT. The Certificate of Incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Class A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Class A Preferred Stock voting separately as a class.

     Section 11. FRACTIONAL SHARES. Class A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 6th day of November, 1996.



                                           /s/  James D. Atkinson III
                                           --------------------------
                                           James D. Atkinson III
                                           Secretary


                                         STATE OF MINNESOTA
                                         DEPARTMENT OF STATE
                                                FILED
                                              NOV 7 1996
                                       /s/ Joan Anderson Growe
                                          Secretary of State

[SEAL]                 MINNESOTA SECRETARY OF STATE
                  AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

                      Olympic Financial Ltd.
-------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                                        --------------------


The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ___.)

                               ARTICLE ________

                                 SEE ATTACHED
                     DESIGNATION OF RIGHTS AND PREFERENCES
                                      OF
                              UNDESIGNATED STOCK
                                      OF
                            OLYMPIC FINANCIAL LTD.



This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                   /s/ James D. Atkinson III
                                 -----------------------------------------------
                                     (Signature of Authorized Person)


--------------------------------------------------------------------------------
INSTRUCTIONS                              FOR OFFICE USE ONLY

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made
   payable to the Secretary of
   State.
3. Return completed forms to:

        SECRETARY OF STATE
        180 STATE OFFICE BUILDING
        100 CONSTITUTION AVE.
        ST. PAUL, MN 55155-1299
        (612) 296-2803

                     DESIGNATION OF RIGHTS AND PREFERENCES
                                      OF
                              UNDESIGNATED STOCK
                                      OF
                            OLYMPIC FINANCIAL LTD.


          The undersigned, Senior Vice President and Secretary of Olympic Financial Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation, by written action dated as of March 7, 1997, did adopt the following resolution providing that 2,052,000 shares of the Corporation's undesignated shares be designated as shares of Common Stock, $.01 par value per share.

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors hereby designates 2,052,000 shares of the Corporation's authorized but undesignated shares as shares of Common Stock, $.01 par value per share.

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of the Corporation as of March 10, 1997.



                                     /s/ James D. Atkinson III
                                     ---------------------------------------
                                     James D. Atkinson III
                                     Senior Vice President and Secretary



                                         STATE OF MINNESOTA
                                         DEPARTMENT OF STATE
                                                FILED
                                             MAR 25 1997
                                       /s/ Joan Anderson Growe
                                          Secretary of State

                               ARTICLES OF AMENDMENT
                                        TO
                         RESTATED ARTICLES OF INCORPORATION
                                        OF
                              OLYMPIC FINANCIAL LTD.


         OLYMPIC FINANCIAL LTD., a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes Section 302A.139, does hereby certify that:

         On April 28, 1997, pursuant to the authority conferred upon the shareholders by Minnesota Statutes 302A.111 Subdivision 1, the shareholders authorized and adopted a resolution amending Article I of the Restated Articles of Incorporation of the Corporation, as amended, by changing the name of the Corporation from Olympic Financial Ltd. to Arcadia Financial Ltd. and the following is a true copy of such resolution:

         RESOLVED, that Article I of the Corporation's Restated Articles of Incorporation, as amended, shall be amended to change the name of the Corporation from Olympic Financial Ltd. to Arcadia Financial Ltd.

         IN WITNESS WHEREOF, Olympic Financial Ltd. has caused these Articles of Amendment to be signed by its Chief Executive Officer and President this 28th day of April, 1997.

OLYMPIC FINANCIAL LTD.



By: /s/ Richard A. Greenawalt
    ----------------------------
    Richard A. Greenawalt
    Chief Executive Officer and President


                                         STATE OF MINNESOTA
                                         DEPARTMENT OF STATE
                                                FILED
                                             APR 29 1997
                                       /s/ Joan Anderson Growe
                                          Secretary of State

                         ___________________________________
                        |                                   |
                        |        STATE OF MINNESOTA         |
                        |                                   |
                        |        DEPARTMENT OF STATE        |
                        |                                   |
                        |   I hereby certify that this is   |
                        | a true and complete copy of the   |
                        | document as filed for record in   |
                        | this office.                      |
                        |                                   |
                        |     DATED 5/29     1997           |
                        |           --------   --           |
                        |                                   |
                        |     /s/ Joan Anderson Growe       |
                        |     --------------------------    |
                        |          Secretary of State       |
                        |                                   |
                        |   [SEAL]                          |
                        |                                   |
                        |   BY /s/ (Signature illegible)    |
                        |   --------------------------      |
                        |                                   |
                         __________________________________